 As filed with the Securities and Exchange Commission on September 7, 1999

                                                      Registration No. 333-84801
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               OPEN MARKET, INC.
             (Exact name of registrant as specified in its charter)

                                ----------------

         Delaware                     7372                   04-3214536
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number)     Identification)
   of incorporation or
   organization Number)

                                ----------------

        One Wayside Road, Burlington, Massachusetts 01803 (781) 359-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                Gary B. Eichhorn
                     President and Chief Executive Officer
                               Open Market, Inc.
                                One Wayside Road
                        Burlington, Massachusetts 01803
                                 (781) 359-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
         Jeffrey N. Carp, Esq.                   Mark J. Macenka, Esq.
           Hale and Dorr LLP                Testa, Hurwitz & Thibeault, LLP
            60 State Street                         125 High Street
      Boston, Massachusetts 02109             Boston, Massachusetts 02110
       Telephone: (617) 526-6000               Telephone: (617) 248-7000
        Telecopy: (617) 526-5000                Telecopy: (617) 248-7100

                                ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the merger agreement (described in the joint proxy statement/prospectus herein) are met or waived.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

   This Amendment No. 2 to the Registration Statement is being filed solely for the purpose of filing Exhibit 10.1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

   Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   The Registrant's By-laws generally allow indemnification of officers and directors to the fullest extent permitted by law.

   The Registrant has agreed that it will, and will cause OM/SA Acquisition Corporation to indemnify each present and former director and officer of FutureTense to the fullest extent permitted by law.

   The Registrant has obtained directors' and officers' liability insurance coverage from National Union Fire Insurance Company (Primary Policy); Lloyds of London (First Excess Policy); and Old Republic Insurance Company (Second Excess Policy). The policy covers up to $15,000,000 for each claim during each policy year subject to a retention of $175,000 per claim under Securities laws and $100,000 per claim for all other claims.

   Pursuant to Section 4.10 of the Merger Agreement, the Registrant, for a period of six years after the effective time of the Merger, has agreed to cause OM/SA Acquisition Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons currently covered by FutureTense's director and officer liability insurance policy with coverage in amount and scope at least as favorable to such persons as FutureTense's existing coverage with certain limitations. See "The Merger Agreement--Director and Officer Indemnification."

Item 21. Exhibits and Financial Statement Schedules.

(a)      Exhibits
2.1(1)   Agreement and Plan of Merger, dated as of July 14, 1999, by and among the Registrant, OM/SA
         Acquisition Corporation and FutureTense, Inc.
2.2*     Form of Escrow Agreement to be entered into by and among the Registrant, Jarrett Collins, as representative of the stockholders of FutureTense, Inc., and State Street Bank & Trust Company.
3.1*     Amended and Restated Certificate of Incorporation of the Registrant, as amended to date.
3.2(2)   Amended and Restated By-laws of the Registrant, as amended to date.
4.1(2)   Specimen certificate for shares of common stock, $.001 par value per share, of the Registrant.
4.2(3)   Form of Rights Certificate.
4.3(3)   Rights Agreement, dated as of January 26, 1998, between the Registrant and BankBoston N.A., as Rights Agent.
4.4(4)   Amendment No. 1, dated February 17, 1999, to Rights Agreement, dated as of January 26, 1998, between the Registrant and BankBoston N.A., as Rights Agent.
5.1*     Opinion of Hale and Dorr LLP.
8.1*     Opinion of Hale and Dorr LLP as to tax matters.
8.2*     Opinion of Testa, Hurwitz & Thibeault LLP as to tax matters.
10.1     1999 Stock Incentive Plan of the Registrant.
21.1(5)  Subsidiaries of the Registrant.
23.1*    Consent of Hale and Dorr LLP (included in Exhibits 5.1 and 8.1).
23.2*    Consent of Arthur Andersen LLP.
23.3*    Consent of PricewaterhouseCoopers LLP.
23.4*    Consent of Testa, Hurwitz & Thibeault LLP (included in Exhibit 8.2).
24.1*    Power of Attorney with respect to the Registrant.
99.1(6)  Consent of PaineWebber Incorporated.
99.2*    Form of Proxy Card of the Registrant.
99.3*    Form of Proxy Card of FutureTense, Inc.

--------

* Previously filed.
(1) Attached as Annex A to the Joint Proxy Statement/Prospectus.
(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-03340).
(3) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 26, 1998.
(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated February 17, 1999.
(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
(6) Attached as Annex B to the Joint Proxy Statement/Prospectus.

(b) Financial Statement Schedules

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.

Item 22. Undertakings.

   A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statements.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The Registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. The Registrant hereby undertakes as follows:

      (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   E. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This included information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

   F. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts on the 7th day of September, 1999.

                                          Open Market, Inc.

                                          By:     /s/ Gary B. Eichhorn
                                             ----------------------------------
                                                      Gary B. Eichhorn
                                                 President and Chief Executive
                                                 Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                      Title                      Date
     ---------                      -----                      ----
/s/ Gary B. Eichhorn  President, Chief Executive Officer September 7, 1999
____________________  and Director
  Gary B. Eichhorn

/s/ Betty J. Savage   Vice President and Chief           September 7, 1999
____________________  Financial Officer
  Betty J. Savage     (Principal Financial Officer)

/s/ Annmarie Russell  Director of Finance                September 7, 1999
____________________  (Principal Accounting Officer)
  Annmarie Russell

   Gulrez Arshad*     Director                           September 7, 1999
____________________
   Gulrez Arshad

Thomas H. Bruggere*   Director                           September 7, 1999
____________________
 Thomas H. Bruggere
   Shikhar Ghosh*     Director                           September 7, 1999
____________________
   Shikhar Ghosh

 William S. Kaiser*   Director                           September 7, 1999
____________________
 William S. Kaiser

  Eugene F. Quinn*    Director                           September 7, 1999
____________________
  Eugene F. Quinn

*By:  /s/ Gary B. Eichhorn
  ------------------------------
         Gary B. Eichhorn
         Attorney-in-Fact

      September 7, 1999

                                 EXHIBIT INDEX

 2.1(1)  Agreement and Plan of Merger, dated as of July 14, 1999, by and among the Registrant, OM/SA
         Acquisition Corporation and FutureTense, Inc.
 2.2*    Form of Escrow Agreement to be entered into by and among the
         Registrant, Jarrett Collins, as representative of the stockholders of
         FutureTense, Inc., and State Street Bank & Trust Company.
 3.1*    Amended and Restated Certificate of Incorporation of the Registrant,
         as amended to date.
 3.2(2)  Amended and Restated By-laws of the Registrant, as amended to date.
 4.1(2)  Specimen certificate for shares of common stock, $.001 par value per share, of the Registrant.
 4.2(3)  Form of Rights Certificate.
 4.3(3)  Rights Agreement, dated as of January 26, 1998, between the Registrant and BankBoston N.A., as
         Rights Agent.
 4.4(4)  Amendment No. 1, dated February 17, 1999, to the Rights Agreement dated as of January 26, 1998,
         between the Registrant and BankBoston N.A., as Rights Agent.
 5.1*    Opinion of Hale and Dorr LLP.
 8.1*    Opinion of Hale and Dorr LLP as to tax matters.
 8.2*    Opinion of Testa, Hurwitz & Thibeault LLP as to tax matters.
 10.1    1999 Stock Incentive Plan of the Registrant.
 21.(5)  Subsidiaries of the Registrant.
 23.1*   Consent of Hale and Dorr LLP (included in Exhibits 5.1 and 8.1).
 23.2*   Consent of Arthur Andersen LLP.
 23.3*   Consent of PricewaterhouseCoopers LLP.
 23.4*   Consent of Testa, Hurwitz & Thibeault LLP (included in Exhibit 8.2).
 24.1*   Power of Attorney with respect to the Registrant.
 99.1(6) Consent of PaineWebber Incorporated.
 99.2*   Form of Proxy Card of the Registrant.
 99.3*   Form of Proxy Card of FutureTense, Inc.

--------
*  Previously filed.
(1)Attached as Annex A to the Joint Proxy Statement/Prospectus.
(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-03340).
(3)Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 26, 1998.
(4)Incorporated by reference from the Registrant's Current Report on Form 8-K dated February 17, 1999
(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
(6)Attached as Annex B to the Joint Proxy Statement/Prospectus.